Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2005, with respect to the consolidated financial statements of Aphton Corporation included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-130693) and related Prospectus of Aphton Corporation for the registration of 27,333,333 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 19, 2006